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                                                                    Exhibit 23.7


             Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01574, 333-12789 and 333-24581); Form S-3 (Nos.
333-10383 and 333-14025); Form S-4 (No. 333-13133); and Post Effective
Amendment No. 1 to Form S-4 on Form S-8 (No. 333-36463) of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the year ended December 31, 1995 (not presented separately herein), which report appears in this Annual Report on Form 10-K of U.S. Office Products Company.

/s/ Ernst & Young LLP
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Milwaukee, Wisconsin                                       ERNST & YOUNG LLP
July 20, 1998